                                                                    Exhibit 10.5

                       MANUFACTURING AND SUPPLY AGREEMENT

     This Manufacturing And Supply Agreement (this "AGREEMENT"), effective as of
July 28, 2004 (the "EFFECTIVE DATE"), is made by and between Chiron Corporation, a Delaware corporation with offices at 4560 Horton Street, Emeryville,
California 94608 ("CHIRON"), and BioMimetic Pharmaceuticals, Inc., a Delaware
corporation with offices at 330 Mallory Station, Suite A-l, Franklin, Tennessee
37067 ("BMPI").

                                   BACKGROUND

     BMPI and Chiron are parties to an exclusive, Clinical Manufacturing Supply
Agreement effective March 28, 2001, under which Chiron has manufactured and supplied BMPI with purified bulk recombinant human platelet derived growth factor (PDGF), as described in Chiron's FDA-approved Biological License
Application therefor ("CHIRON'S BLA"), for use in product development and clinical testing and in the Fields (as defined below). That agreement provides that, not less than one year prior to the commencement of commercial sales of products containing purified bulk recombinant human platelet derived growth factor, the parties shall negotiate a commercial manufacturing agreement on certain terms specified therein and other commercially reasonable terms. The parties have now completed negotiations and hereby agree to the terms and conditions set forth herein, including Exhibit A and B, which are attached hereto and incorporated herein, by reference. (Specific sections of Exhibit A are cited hereinafter as "A-l," "A-2", etc. In the event of any conflict between
Exhibit A and this Agreement, this Agreement shall be controlling.)

                                    AGREEMENT

1.   DEFINITIONS. For purposes of this Agreement, the following definitions shall apply, and the terms defined herein in plural shall include the singular and vice-versa.

     1.1. "Affiliate" means any corporation or other entity that controls, is controlled by or is under common control with Chiron, BMPI or Novartis
          AG, as applicable, as of the Effective Date or during the term of this
          Agreement. "Control" means the ownership, directly or indirectly, of
          50% or more of the voting stock of a corporate entity, or of 50% or more of the beneficial interest of an entity other than a corporation.
          Notwithstanding the foregoing, "Affiliates" of Chiron exclude Novartis
          AG, a Swiss corporation, and any Affiliates thereof, regardless of the percentage of ownership interest that Novartis AG may hold in Chiron, unless and until such time as Novartis AG exercises its rights to control Chiron in accordance with the terms and conditions of the
          November 20, 1994 Governance Agreement between them.

     1.2. "Approval Date" has the meaning given in Section 4.4.

     1.3. "cGMPs" means the then-current Good Manufacturing Practices applicable to the manufacture, processing, packaging, testing and release of bulk pharmaceutical products for human use, established by regulatory authorities of the United States, Canada and the European Union, as
          applicable.

                                       1-

     1.4. "Changed Services" has the meaning given in Section 2.3.

     1.5. "Chiron's BLA" has the meaning given in the first paragraph, above.

     1.6. "Claims" has the meaning given in Section 8.3.

     1.7. "Confidential Information" has the meaning given in Section 7.1.

     1.8. "Conforming" or "Conformity," (a) in reference to Product, means
          Product that is shown, solely by the related written Deliverables, to have been manufactured in accordance with applicable cGMPs and the
          Procedures, to meet the Specifications, and to have a remaining shelf life, at the time of delivery to BMPI's designated carrier, of not less than eighteen (18) months, and (b) in reference to other
          Deliverables, means Deliverables conforming to all criteria established for them herein.

     1.9. "Deliverables" means Product and the other items identified in A-5.

     1.10. "FDA" means the U.S. Food And Drug Administration.

     1.11. "Facilities" means Chiron's licensed biological production facilities located in Vacaville and Emeryville, California, and its warehouses located in Emeryville, California.

     1.12. "Fields" means the treatment of periodontal and dental diseases, craniomaxillofacial applications and other skeletal applications including the healing of bone, cartilage, tendon and ligaments of the skeletal systems in humans and animals.

     1.13. "Nonconforming" or "Nonconformity," with respect to Deliverables, means Deliverables that are not Conforming.

     1.14. "Notice Period" has the meaning given in Section 11.1.

     1.15. "Product" means Saccharomyces derived cGMP purified bulk recombinant human platelet derived growth factor, **, as specified in Chiron's
          BLA.

     1.16. "Procedures" means those procedures identified in A-3.

     1.17. "Specifications" means the assay specifications set forth in the relevant certificate of analysis of the Product, as further described
          A-8.

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**   REPRESENTS MATERIAL WHICH HAS BEEN REDACTED AND SEPARATELY FILED WITH THE
     SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL
     TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS
     AMENDED.

2.   PRODUCT MANUFACTURE, SUPPLY AND USE.

     2.1. Product Supply And Purchase. During the term of this Agreement, Chiron shall manufacture and supply exclusively to BMPI, and BMPI shall purchase exclusively from Chiron, Product for use in the Fields.
          Forecasting requirements, and minimum and maximum quantities of
          Product to be purchased and supplied, are provided in A-6 and A-7, respectively.

     2.2. Use Restrictions. BMPI understands and acknowledges that Chiron's rights to supply Product are derived in part from third-party licenses that restrict the uses of Product; accordingly, BMPI agrees not to use, sell or import Product, or to make, use, sell or import any product incorporating Product, other than in the Fields.

     2.3. Changed Services. If material additions to or changes in the services to be provided hereunder are required ("CHANGED SERVICES"), to the extent practicable and subject to the change control procedures set forth in A-1 and A-3, Chiron shall prepare a written statement that describes in detail the proposed Changed Services and anticipated changes in costs resulting therefrom and provides such other information as BMPI may reasonably require. BMPI's written consent to
          Changed Services shall subject the accepted Changed Services to all provisions of this Agreement, other than any that such consent expressly supersedes.

3.   DELIVERY, INSPECTION, ACCEPTANCE AND REJECTION.

     3.1. Delivery. Chiron shall make Product and related Deliveries available to BMPI's designated shipper within ** days of receipt of a binding purchase order from BMPI. All shipments shall be EXW (Incoterms 2000)
          the Emeryville Facility.

     3.2. Acceptance And Rejection. BMPI shall have ** business days from the date of receipt of Deliverables to determine whether they are
          Confirming. Such determination shall be made solely based on the written Deliverables and not on assays or other tests of the Product.
          BMPI shall promptly notify Chiron, in writing, of any Nonconforming
          Deliverables and the specific reasons for such Nonconformity. Failure to reject Deliverables within such ** business day period shall be deemed acceptance of the Deliverables.

     3.3. Disputes Re Conformity. If BMPI notifies Chiron of any alleged
          Nonconformity of Deliverables, the invoice for such Deliverables shall not be due or payable until the Nonconformity issue is resolved, and
          BMPI has accepted such Deliverables or replacement Deliverables. The parties shall in good faith attempt to resolve the issue within **
          days of BMPI's notice, and if unable to do so, shall follow the
          Dispute Resolution process set forth in Section 13.9.

     3.4. Exclusive Remedy. If any Deliverables received by BMPI are
          Nonconforming, Chiron, shall replace the Nonconforming Deliverables as soon as is reasonably commercially practicable, at no additional charge to BMPI. Such replacement shall be Chiron's sole liability and
          BMPI's sole remedy with respect to Nonconforming Deliverables.

                                       3-

**   REPRESENTS MATERIAL WHICH HAS BEEN REDACTED AND SEPARATELY FILED WITH THE
     SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL
     TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS
     AMENDED.

4.   COMPENSATION.

     4.1. Product Pricing. BMPI will pay Chiron the amounts set forth in A-7, at the times specified therein.

     4.2. Taxes. Prices and fees do not include any national, state or local sales, use, value-added or other taxes, customs duties, or similar tariffs or fees that Chiron may be required to pay or collect upon the delivery of Deliverables hereunder or upon collection of the prices and fees or otherwise. Should any tax or levy be made (other than any such tax based on the income of Chiron), BMPI agrees to pay such tax or levy and to indemnify Chiron for any claim for such tax or levy demanded, including applicable penalties and interest, other than to the extent (if any) due to Chiron's failure to comply with its obligations to collect or to remit such tax. BMPI agrees to provide
          Chiron with appropriate resale certificate numbers and other documentation satisfactory to the applicable taxing authorities to substantiate any claim of exemption from any such taxes or fees.

     4.3. Third Party Royalties. BMPI shall reimburse Chiron for all royalties that Chiron is required to pay to third parties, in order to manufacture and supply Product to BMPI, including the royalties described in A-7.2. If either party is put on notice by a third party of alleged infringement by Chiron in the manufacture of Product, such party shall promptly inform the other party thereof. BMPI shall promptly resolve any matter relating to such alleged infringement and shall timely pay all amounts due resulting from or relating to the manufacture of Product or the commercial sale of any product incorporating Product. These payments shall be in addition to the compensation provided in A-7.

     4.4. Milestone Fees. Subject to Article 5, within thirty (30) days of the date of issuance by the U.S. Food And Drug Administration of the first approval to market a product containing Product (the "APPROVAL DATE"), and each year thereafter for a period of three (3) years, BMPI shall pay Chiron a milestone fee of One Million Two Hundred Fifty Thousand
          Dollars ($1,250,000), each for a total of Five Million Dollars
          ($5,000,000).

     4.5. Payments. All payments shall be made in United States Dollars by wire transfer of immediately available funds to an account as specified by
          Chiron in writing from time to time. If any payment due hereunder is not paid in full on the due date, interest at the prime rate (as announced from time to time by Bank of America NT & SA) plus two percent, or the maximum permitted by law, whichever is lower, shall accrue and become payable upon any unpaid balance from the date such payment was due until it is paid in full.

5.   LOAN OPTION. BMPI may opt to take a loan from Chiron on the terms and conditions provided in Exhibit B hereto.

                                       4-

**   REPRESENTS MATERIAL WHICH HAS BEEN REDACTED AND SEPARATELY FILED WITH THE
     SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL
     TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS
     AMENDED.

6.   QUALITY AND REGULATOR MATTERS.

     6.1. Right to Review Processes. Chiron shall maintain all quality assurance manufacturing records, batch production records and other records directly related to Product manufacture, as required by applicable regulations. BMPI personnel shall have the right to review such records at the Facilities during regular business hours and upon at least ** days advance written request to Chiron's Corporate Regulatory
          Compliance Group, for the sole purpose of auditing Chiron's compliance with cGMPs and the Procedures in manufacturing Product; provided, however, that Chiron may delay such inspection for a period of up to
          ** days if, in its good faith judgment, such delay is necessary to avoid a significant disruption in Chiron's business. In the event that a regulatory inspection occurs during a time schedule for a BMPI audit, Chiron may reschedule the audit to a date within ** days of the originally-scheduled audit. Each BMPI audit shall be completed within three (3) days and shall be conducted by no more than three reviewers, who shall comply with all reasonable Chiron policies and procedures regarding the Facilities. BMPI shall be entitled to one such audit per year during the term of this Agreement and one during the year following expiration or termination of this Agreement, at no charge.
          Chiron shall respond to all audit findings, in writing, within ** days of receipt or as otherwise agreed by the parties, in writing. All information obtained by BMPI pursuant to this Section 6.1 shall be subject to the confidentiality provisions of Article 7.

     6.2. Product Complaints. Subject to Subject 8.3, BMPI shall be responsible for handling all complaints regarding products that incorporate
          Product. Chiron will promptly forward any such complaints it receives to BMPI and will provide, at BMPI's expense, such assistance in investigating such complaints as BMPI may reasonably request. Should such investigation show that the complaint was a result of Product manufacturing under the control of Chiron, expenses owed or paid pursuant to this Section 6.2 for Chiron's assistance shall be cancelled or refunded to BMPI. The parties shall in good faith freely exchange information that will enable them to determine the nature and cause of such complaints. BMPI shall have the authority to resolve any outstanding complaints. BMPI shall promptly notify Chiron if such a complaint is based upon an alleged defect in the manufacture of
          Product.

     6.3. Recalls. The handling of recalls and withdrawals of products incorporating Product shall be within the sole discretion of BMPI.
          Chiron will cooperate fully with BMPI in the event of any such recall or withdrawal and will provide, at BMPI's expense, such assistance in connection therewith as BMPI may reasonably request. Should an investigation establish that the product defect or other problem that gave rise to the recall or withdrawal arose out of the manufacture of
          Product by Chiron, any expenses owned or paid to Chiron pursuant to this Section 6.3 shall be cancelled or refunded to BMPI, as applicable.

                                       5-

**   REPRESENTS MATERIAL WHICH HAS BEEN REDACTED AND SEPARATELY FILED WITH THE
     SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL
     TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS
     AMENDED.

     6.4. U.S. Cross-Reference Rights. BMPI shall have the right to reference
          Chiron's BLA on Chiron's PDGF product, and manufacturing information submitted to the FDA in connection therewith, in BMPI's applications to regulatory authorities for investigational or marketing approval of any product containing Product. Chiron shall be responsible for maintaining such BLA in good standing with the FDA, at no expense to
          BMPI. Any other work with respect to regulatory filings shall be subject to Sectioni 2.3 (Changed Services).

     6.5. European Cross-Reference Rights. Chiron recognized the critical importance of BMPI's having access to an acceptable Drug Master File covering the Product in the European Union and has requested and obtained from its marketing partner, Johnson and Johnson (through
          Janssen-Cilag International N.V.) a letter authorizing BMPI to cross-reference its dossier, filed with the European Union, for
          REGRANEXTM 0.01% Gel. Should BMPI lose such authorization at any time during the term of this Agreement, and should Chiron be unable to regain such authorization on behalf of BMPI, then Chiron will work with BMPI to prepare an acceptable Drug Master File that enable BMPI to continue selling products containing the Product in Europe.

     6.6. Safety and Waste Handling Procedures. Chiron shall be responsible for maintaining safety and environmental procedures that comply with all material applicable laws.

     6.7. Quality Agreement. As soon as reasonably practicable, the parties shall execute an appropriate quality assurance agreement to fulfill applicable legal and regulatory requirements.

7.   CONFIDENTIAL INFORMATION.

     7.1. Definition. During the term of this Agreement, the parties may provide to one another confidential information, including but not limited to each party's proprietory materials and/or technologies, economic information, business or research strategies, trade secrets and material embodiments thereof. As used herein. "CONFIDENTIAL
          INFORMATION" of a party means any information disclosed by such party to the other party which (a) if in written form, is clearly marked
          "confidential," (b) if in oral form, is summarized in a writing marked
          "confidential" delivered to the recipient within thirty (30) days after the oral disclosure, (c) if further disclosed, could reasonably be expected to result in competitive harm to the disclosing party, or
          (d) consists of or relates to any unpublished patent application.

     7.2. Exclusions. Confidential Information shall not include information that (a) is shown by contemporaneous documentation of the recipient to have been in its possession prior to receipt from the disclosing party, (b) is or becomes, through no fault of the recipient, publicly known, (c) is furnished to the recipient by a third party without breach of an obligation of confidentiality, (d) is independently developed by the recipient without use of the disclosing party's
          Confidential Information or (e) is required to be disclosed by law, provided that the recipient gives the disclosing party as much advance notice of the requirement as is reasonably possible to give.

                                       6-

     7.3. Obligations. During the term of this Agreement and for five (5) years thereafter, the recipient shall maintain the disclosing party's
          Confidential Information in confidence, except that BMPI may disclose this Agreement in its entirety to parties evaluating a business relationship with BMPI, provided that such parties are under written obligations of confidentiality and non-use with respect to this
          Agreement at least as restrictive as those set forth herein with respect to Chiron's Confidential Information. The recipient shall use the disclosing party's Confidential Information solely to exercise its rights and perform its obligations under this Agreement, unless otherwise mutually agreed in writing, and shall at all times protect the disclosing party's Confidential Information with at least the same degree of care it uses to protect its own Confidential Information, such care to be of the type and degree that would be used by a reasonable and prudent business person. The recipient acknowledges that breach of confidentiality may result in irreparable financial harm to the disclosing party and that the disclosing party may seek all remedies in law or equity for such a breach.

     7.4. Return of Confidential Information. Upon request by the disclosing party, the recipient shall return or destroy (as evidenced by a written certificate of destruction) all Confidential Information of the disclosing party in its possession; provided, however, that one copy of such Confidential Information may be retained in the recipient's legal files for purposes of monitoring compliance with the provisions hereof.

8.   INSURANCE; INDEMNITY; LIMITATIONS ON LIABILITY.

     8.1. Insurance of Chiron. Chiron shall procure and maintain in full force and effect, at its own cost and expense, insurance against the risks arising hereunder as follows:

          (a) products liability, with annual liability limits of not less than
          $5,000,000 per claim and in the aggregate,

          (b) general liability, with annual liability limits of not less than
          $5,000,000 per claim and in the aggregate,

          (c) Worker's compensation insurance in compliance with the worker's compensation laws of the state or states in which Chiron has employees performing work under this Agreement, and employer's liability insurance with respect to such employees, with a minimum limit of
          One Million Dollars ($1,000,000) per occurrence, and

          (d) motor vehicle insurance for vehicles owned, leased or operated by
          Chiron or its employees or agents performing work under this
          Agreement, with a minimum limit of One Million Dollars ($1,000,000)
          per occurrence, combined single limit.

                                       7-

     8.2. BMPI Insurance. BMPI shall procure and maintain in full force and effect, at is own cost and expense, products liability insurance, with annual liability limits of not less than $5,000,000 per claim and in the aggregate, and comprehensive general liability insurance, with annual liability limits of not less than $5,000,000 million per claim and in the aggregate. Terms of such coverage shall be evidenced by certificates of insurance to be furnished to Chiron within 30 days of the Effective Date and as may be reasonably requested thereafter. Such certificates shall name Chiron, its Affiliates and their respective agents, employees and directors as additional insureds and shall provide that thirty (30) days' written notice shall be given to Chiron prior to cancellation or expiration of any of the terms of coverage or any policy.

     8.3. Indemnification. BMPI shall indemnify and hold Chiron, its Affiliates and their respective directors, officers, employees and agents, harmless against all claims, damages, liabilities, losses, costs and expenses, including reasonable attorneys' fees (collectively,
          "CLAIMS"), to the extent arising from (a) the manufacture, use or sale of any deliverable hereunder or of any product incorporating Product, including but not limited to any such Claim for product liability
          (whether based on strict liability, inherent design defect, negligence, failure to warn, breach of contract or any other theory of liability) or (b) any act or omissions of BMPI or any of its directors, officers, employees or agents, and from any Claim alleging that the manufacture, use or sale of any Deliverable, or product incorporating Product infringes any intellectual property rights of a third party.

     8.4. Limitation on Damages. EXCEPT WITH RESPECT TO SECTION 8.3, IN NO EVENT
          SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY, ITS AFFILIATES OR ANY
          THIRD PARTY FOR LOST PROFITS OR FOR ANY SPECIAL, CONSEQUENTIAL,
          INCIDENTAL, PUNITIVE OR INDIRECT DAMAGES ARISING FROM A BREACH OF THIS
          AGREEMENT, INCLUDING WITHOUT LIMITATION ANY BREACH OF A WARRANTY
          CONTAINED HEREIN OR OF ANY OBLIGATION TO PERFORM SERVICES OR TO
          PROVIDE DELIVERABLES BY A SPECIFIED TIME.

9.   REPRESENTATIONS AND WARRANTIES.

     9.1. Of Chiron. Chiron warrants that (a) at the time of delivery to BMPI's designated carrier, Deliverables will be Conforming and (b) as of the
          Effective Date, to the best of Chiron's knowledge, there are no legal actions pending or threatened to be filed against Chiron that would prevent the manufacture or commercial sale of Product, as contemplated hereunder.

     9.2. Of Each Party. Each party represents and warrants to the other party that (a) such party has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, (b)
          the execution, delivery and performance by such party of this
          Agreement has been duly and validly authorized, and no additional authorization or consent is required in connection with the execution, delivery and performance by such party of this Agreement and (c) this
          Agreement has been duly executed and delivered by such party and constitutes a valid and legally binding obligation of such party, enforceable in accordance with its terms.

                                       8-

     9.3. No Other Warranties. EXCEPT FOR THE WARRANTIES PROVIDED IN THIS
          ARTICLE 9, CHIRON MAKES NO WARRANTY, EXPRESS OR IMPLIED, REGARDING THE
          DELIVERABLES, INCLUDING WITHOUT LIMITATION ANY WARRANTY REGARDING
          THEIR FITNESS FOR ANY PURPOSE, THEIR QUALITY, THEIR MERCHANTABILITY OR
          THEIR NON-INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS OF THIRD
          PARTIES. ANY REPRESENTATIONS OR WARRANTIES MADE BY ANY PERSON OR
          ENTITY, INCLUDING EMPLOYEES OR REPRESENTATIVES OF CHIRON, THAT ARE
          INCONSISTENT HEREWITH, SHALL BE DISREGARDED AND SHALL NOT BE BINDING
          ON CHIRON.

10.  TERM AND TERMINATION.

     10.1. Term. The term of this Agreement shall be seven (7) years from the
          Effective Date, unless sooner terminated pursuant to Section 10.2, and shall automatically renew thereafter for consecutive one-year periods, unless either party has notified the other in writing, at least two
          (2) years prior to the renewal date, of its intention to terminate the
          Agreement.

     10.2. Termination. This Agreement may be terminated:

          10.2.1. By either party:

               (a)  upon any material breach of this Agreement by the other party; provided, however, that the party alleging such
                    breach must first give the other party written notice
                    thereof, which notice must state the nature of the breach in reasonable detail and that the party giving such notice
                    views such alleged breach as a basis for terminating this
                    Agreement under this Section 10.2.1 (a), and the party
                    receiving such notice must have failed, within sixty (60)
                    days after receipt of such notice, (i) to cure such alleged breach or (ii) to develop and implement a plan reasonably
                    acceptable to the aggrieved party to remedy the breach
                    within a reasonable period of time, or

               (b)  if (i) the other party makes an assignment for the benefit of its creditors or files a voluntary petition under federal or state bankruptcy or insolvency laws, (ii) a receiver or custodian is appointed for all or substantially all of the other party's business, (iii) proceedings are instituted
                    against the other party under federal or state bankruptcy or insolvency laws that have not been stayed or dismissed
                    within sixty (60) days, (iv) all or substantially all of the other party's business or assets become subject to
                    attachment, garnishment or other process or (v) a court or other governmental authority of competent jurisdiction
                    determines that the other party is insolvent, such early
                    termination to be effective immediately upon the occurrence of the applicable event.

                                       9-

     10.2.2. By Chiron:

          (a)  effective upon written notice to BMPI, that Chiron is in receipt of notice from a third party that the manufacture or supply of
               Product infringes a patent or other intellectual property right of such party, unless BMPI obtains the consent of such party for
               Chiron to continue to manufacture and supply Product, whether such consent is by license or other written agreement, within ninety (90) days of the written notice from Chiron of the alleged infringement,

          (b)  upon sixty (60) days notice to BMPI, if BMPI fails to use commercially reasonable efforts to obtain Product marketing approvals from regulatory authorities of the United States,
               Canada and the European Union, unless BMPI demonstrates, within such 60-day period, that it is using commercially reasonable efforts to obtain such marketing approvals or

          (c)  pursuant to Section 11.l(c).

     10.2.3. By BMPI:

          (a)  effective upon written notice to Chiron, subject to payment of the fees specified in A-7,

          (b)  upon 60 days written notice to Chiron that BMPI cannot obtain commercially reasonable terms for any third-party license
               required by Chiron to manufacture Product, in which case, no compensation shall be payable to Chiron other than amounts due and owing under any outstanding Binding Requirements and purchase orders,

          (c)  upon written notice to Chiron if Chiron has failed to deliver the
               Binding Requirements of a Purchase Order (as those terms are defined in A-6.1(C) - D)) within one hundred twenty (120) days of the delivery date requested therein or

          (d)  pursuant to Section 11.2.

10.3. Survival. Expiration or termination of this Agreement for any reason shall not release either party from any liability, obligation or agreement that has already accrued or preclude either Party from pursuing all rights and remedies it may have hereunder at law or in equity with respect to any breach of this Agreement prior to such expiration or termination. The provisions of Articles 5, 6, 7 and 8, and Sections 2.2, 3.3, 3.4, 4.2, 4.3,
     10.3, 11.3, 13.5, 13.8 and 13.9 shall survive expiration or termination of this Agreement.

                                       10-

11. CHIRON'S OPTION TO SUBCONTRACT, ASSIGN OR TERMINATE.

     11.1. Option. Notwithstanding anything to the contrary stated herein, if
          Chiron decides to sell or otherwise transfer ownership of its
          Vacaville Facility to a third party or to discontinue all manufacture of rhPDGF-BB, upon at least six (6) months prior written notice
          ("NOTICE PERIOD") to BMPI, Chiron may (a) subcontract the manufacture of Product hereunder to a qualified third-party, (b) assign Chiron's rights and obligations hereunder, to a qualified third-party manufacturer or (c) terminate this Agreement, subject to Sections 11.2 and 11.3.

     11.2. Minimum Supply Obligation. Prior to any subcontracting, assignment or termination pursuant to Section 11.1, Chiron shall manufacture, for supply to BMPI:

               (a) that quantity of Product ordered during the twelve (12) month period immediately preceding Chiron's notice multiplied by:

                    (i)  4, if such subcontracting, assignment or termination
                         becomes effective prior to the 6th anniversary of the
                         Effective Date, and

                    (ii) 3, if such subcontracting, assignment or termination
                         becomes effective following the 6th anniversary of the
                         Effective Date

               (with any partial years pro-rated), provided, however, that the total quantity of Product to be supplied shall not exceed 1,260 grams,

               (b) any lesser quantities of Product requested by BMPI (but no less than BMPI is required to purchase pursuant to A-6(C)) or

               (c) such other quantities of Product upon which the parties may agree, in writing.

          BMPI shall be obligated to purchase from Chiron all Conforming Product so ordered, pursuant to the terms hereof, within three (3) years of the date of Chiron's notice.

     11.3 Technology Transfer. If Chiron terminates this Agreement pursuant to
          Section 11.1(c), upon request by BMPI, Chiron shall timely transfer all Chiron technology required or useful for Product manufacture to a qualified third-party manufacturer selected by BMPI, provided that such manufacturer agrees in writing to treat all such technology and related information as confidential, under terms at least as restrictive as those contained herein, and to limit its use of such technology to Product manufacture for BMPI. Chiron shall not charge
          BMPI for such services; however, BMPI shall be responsible for all third-party charges.

                                       11-

12.  NOTICES. Any notice to be given hereunder shall be in writing and shall be deemed given when so delivered in person, by overnight courier (with receipt confirmed) or by facsimile transmission (with receipt confirmed by telephone or by automatic transmission report) or, if given by mail, upon receipt, as follows (or to such other persons and/or addresses as may be specified in writing to the other party hereto):

If to BMPI:                           With a copy to:
BioMimetic Pharmaceuticals, Inc.      BioMimetic Pharmaceuticals, Inc.
330 Mallory Station, Suite A-I        330 Mallory Station, Suite A-I
Franklin, TN 37067                    Franklin, TN 37067
Attention: Chairman and CEO           Attention: Executive Vice President
Facsimile: (615) 844-1281             Facsimile: (615) 844-1281

If to Chiron, to:                     With a Copy to:
Chiron Corporation                    Chiron Corporation
4560 Horton Street                    4560 Horton Street
Emeryville, CA 94608                  Emeryville, CA 94608
Attn: President, BioPharmaceuticals   Attn: General Counsel
Facsimile: (510)923-3832              Facsimile: (510)654-5360

13. MISCELLANEOUS.

     13.1. Force Majeure. Failure or delay by a party in the performance of its obligations hereunder shall be excused to the extent that performance is rendered impossible by strike, fire, flood, earthquake, windstorm, power or utilities shortage, governmental acts, orders or
          restrictions, or any other cause, to the extent that the failure to perform is beyond the reasonable control and not caused by the negligence or willful misconduct of the non-performing party, provided that if such Force Majeure event extends beyond one hundred and twenty (120) days, the unaffected party may forthwith terminate this Agreement.

     13.2. Independent Contractors. The relationship of BMPI and Chiron hereunder is that of independent contractors, and nothing contained herein shall be construed (a) to give either party the power to direct or control the day-to-day activities of the other, (b) to constitute the parties as partners, joint venturers, co-owners or otherwise as participates in a joint or common undertaking or (c) to allow a party to create or assume any obligation on behalf of the other party for any purpose whatsoever.

     13.3. Assignment. Other than as provided in Section 11.1(a), neither party may transfer or assign, whether directly or indirectly, this Agreement or its rights or obligations herein, without the prior written consent of the other party, which consent shall not be unreasonably withheld, except that either party may transfer or assign any of its rights and obligations hereunder to any Affiliate or to any corporation or a person that acquires all or substantially all of the business or assets of such party to which this Agreement relates or pursuant to a merger or consolidation. Each party shall notify the other promptly following any such transfer, assignment, merger or consolidation. Any purported assignment in contravention of this Section 13.3. shall, at the option of the non-assigning party, be null and void. This
          Agreement shall be binding upon and inure to, the benefit of the parties hereto, their successors and permitted assigns.

                                       12-

     13.4. Waiver. No waiver of any term or condition of this Agreement shall be valid or binding on either party unless agreed in writing by the party to be charged. The failure of either party to enforce at any time any of the provisions of the Agreement, or the failure to require at any time performance by the other party of any of the provisions of this
          Agreement, shall in no way be construed to be a present or future wavier of such provisions, nor in any way affect the validity of either party to enforce each and every such provision thereafter.

     13.5. Severability. If any provisions of this Agreement are held to be void or unenforceable in any particular country, then such void or unenforceable provisions shall be replaced in such country by valid and enforceable provisions that will achieve, as far as possible, the economic business intensions of the parties. Those provisions not held to be void or unenforceable shall remain in full force and effect, to the extent consistent with such economic business intensions.

     13.6. Publicity. Except as provided in Section 7.2(e), neither party shall disclose this Agreement or any of the terms hereof to any third party, whether in writing or orally, without the prior written consent of the other party, except that either party may disclose the existence and the general subject matter, but not the financial or other terms, of this Agreement in any circumstances that such party deems desirable from a business standpoint. In addition, either party may make any disclosure if but only to the extent such disclosure is, on advice of counsel, required by applicable law. The disclosing party shall use all commercial reasonable efforts to preserve the confidentiality of this Agreement and the terms hereof notwithstanding any such required disclosure and shall give the other party as much advance written notice of such required disclosure as is reasonably practicable. If either party is required to file this Agreement with the Securities and Exchange Commission or any other regulatory agency, such party shall apply for confidential treatment of this Agreement to the fullest extent permitted by law, shall provide the other party a copy of the confidential treatment request far enough in advance of its filing to give the other party a meaningful opportunity to comment thereon, and shall incorporate in such confidential treatment request any reasonable comments of the other party.

     13.7. No Implied Rights in Intellectual Property. Except as expressly provided herein, neither party shall have any right, title or interest in or to any patents, patent applications, know-how (whether or not patentable) or other intellectual property rights of the other party, including but not limited to rights to the other party's biological materials, manufacturing processes or formulations, analytical methods or assays.

     13.8. Governing Law. This Agreement and the performance of the parties thereunder shall be construed in accordance with and governed by the laws of the State of California, as applied to agreements between
          California residents to be performed entirely within California.

                                      13-

     13.9. Dispute Resolution. Except as otherwise provided in Section 3.3. any dispute arising under this Agreement shall be submitted for resolution to be responsible executive of each party. Such executives shall endeavor, diligently and in good faith, to resolve the dispute within thirty (30) days. If the dispute has not been resolved by that time, either party may pursue its legal remedies.

     13.10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

     13.11. Entire Agreement. This Agreement, including the exhibits hereto, constitutes the entire agreement of the parties with respect to the subject matter hereof, and supersedes all prior or contemporaneous understandings or agreements, whether written or oral, between BMPI and Chiron with respect to such subject matter. No amendment or modification hereof shall be valid or binding upon the parties unless made in writing and signed by the duly authorized representatives of both parties.

CHIRON CORPORATION                         BIOMIMETIC PHARMACEUTICALS, INC.

By: /s/ Craig Wheeler                      By: /s/ Samuel E. Lynch
    ---------------------------------          ---------------------------------
    Craig Wheeler                              Samuel E. Lynch
    President, BioPharmaceuticals              Chairman and CEO

Date: 7/31/2004                            Date: Aug. 5th, 2004

                                      14-

                                   EXHIBIT- A

                         SERVICES AND ADDITIONAL TERMS

                                        1

                                  DEFINITIONS

     o    Capitalized terms used herein have the meanings provided in the
          Agreement to which this Exhibit A is attached (the "AGREEMENT"), unless otherwise indicated.

     o    The following additional terms are used herein:

--------------------------------------------------------------------------------
ADDITIONAL
SERVICES RATE   Defined in Section 7.6
--------------------------------------------------------------------------------
BMP1            BioMimetic Pharmaceuticals Inc.
--------------------------------------------------------------------------------
BLA             Biologics License Application
--------------------------------------------------------------------------------
BPD(s)          Batch production document(s) - the banks forms used to create
                BPRs.
--------------------------------------------------------------------------------
BPR(s)          Batch production record(s) - BPDs that have been completed during batch production.
--------------------------------------------------------------------------------
CFR             Code of Federal Regulations
--------------------------------------------------------------------------------
cGMPs           current Good Manufacturing Practices
--------------------------------------------------------------------------------
CMF             Chiron's licensed biological production facility located at 4560
                Horton Street, Emeryville, California
--------------------------------------------------------------------------------
COA             Certificate of Analysis
--------------------------------------------------------------------------------
COC             Certificate of Compliance
--------------------------------------------------------------------------------
DMF             Drug Master File
--------------------------------------------------------------------------------
HVAC            heating, ventilation, and air conditioning
--------------------------------------------------------------------------------
L               Liter
--------------------------------------------------------------------------------
MAA             Marketing Authorization Application
--------------------------------------------------------------------------------
MPD(s)          Manufacturing production document(s) - the blank forms used to create MPRs
--------------------------------------------------------------------------------
MPR(s)          Manufacturing production record(s) relating to components or materials not specific to Product (e.g., buffers and column packaging).
--------------------------------------------------------------------------------
PMA             Premarket Approval
--------------------------------------------------------------------------------
QA              Quality assurance
--------------------------------------------------------------------------------
QC              Quality Control
--------------------------------------------------------------------------------
SOP(s)          Chiron's approved Standard Operating Procedure(s)
--------------------------------------------------------------------------------
USP             United States Pharmacopoeia
--------------------------------------------------------------------------------
VMF             Chiron's licensed biological production facility located at
                Cessna Drive, Vacaville, California
--------------------------------------------------------------------------------

                                        2

                                   1. SERVICES

1.1 SUMMARY

Chiron will manufacture Product at the Facilities and will supply it to BMPI for clinical and (following regulatory marketing approval) commercial use in the
United States, Canada and European Union, in the Fields, as follows. **

**

**

1.2 OPERATION STANDARDS

Chiron shall operate its facilities, process equipment, software and programs such as environmental monitoring, calibration, validation, compliance, cGMP training and maintenance in accordance with cGMPs, SOPs, BPDs and Chiron's applicable regulatory licenses.

1.3 CHANGED SERVICES

If BMPI desires services outside the scope of the Agreement, BMPI may submit to
Chiron a change order request, in the form provided in Section 8, below (Form
A). If the request is approved, Chiron shall generate a change order in the form provided in Section 8 (Form B), detailing the scope of work, deliverables, schedule impact and cost impact, if any. The change order shall be sent to BMPI for its concurrence and signature. Once both parties have signed a change order, services covered thereunder shall be fully subject to the terms of the
Agreement.

                                        3

**   REPRESENTS MATERIAL WHICH HAS BEEN REDACTED AND SEPARATELY FILED WITH THE
     SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL
     TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS
     AMENDED.

                        2. DIVISION OF RESPONSIBILITIES

2.1 PURPOSE

The purpose of this section is to identify certain responsibilities of each party. It is not meant to be a complete list of all the activities; other responsibilities are mentioned elsewhere in this Exhibit A. Not generally included in this section are responsibilities related solely to the manufacture of products incorporating Product, following delivery of Product to BMPI, including without limitation process validation, final release, preparation of regulatory submissions and the handling of customer complaints and adverse events with respect to such products. Such responsibilities are beyond the scope of the Agreement and belong solely to BMPI, except as is otherwise expressly provided herein.

2.2 RESPONSIBILITIES OF BMPI

A. Quality Assurance

     o    Accept or reject the Deliverables

     o    Conduct periodic audits of Chiron and provide Chiron with a report of findings of non-conformities

B. Logistics

     o    Perform shipping validation studies, if necessary

     o    Provide shipping methods and documentation thereof to Chiron

     o    Designate a reputable shipping company to receive Product from
          Chiron for delivery to BMPI, at BMPI's cost

C. Regulatory

     o    Report to Chiron QA and appropriate regulatory authorities, within the time limits required by law, rules or regulations for reporting to such regulatory authorities, any serious adverse events or complaints related to Product manufacture

     o    Report to Chiron as soon as reasonably practicable after learning of any inspection by a regulatory authority relating a product containing the Product

     o    Advise Chiron Regulatory Affairs within 15 days of filing with regulatory authorities any documents relating to a product incorporating Product

     o    Conduct annual audits of the Facilities (as provided in Section 6.1 of the Agreement).

D. Project Planning/Business

     o    Authorize change orders

     o    Submit rolling forecast to Chiron at the beginning of each month

     o    Provide five-year forecast to Chiron at the beginning of each calendar year

E. Medical Affairs

     o    Respond to medical or regulatory questions, non-quality complaints and comments, customer complaints and adverse events regarding products incorporating Product and receive and maintain records relevant thereto, including all complaint and adverse event report files

                                        4

2.3 RESPONSIBILITIES OF CHIRON

A. Quality Control

     o    Perform all Product in-process and release assays

     o    Test raw materials per specifications

     o    Retain reserve samples according to 21 CFR Section 211.170

     o    Maintain raw material retention samples per cGMPs

     o    Conduct stability programs and associated testing for Product

B. Quality Assurance

     o    Review and approve relevant SOPs, MPDs, BPDs and other documents associated with the operation of the Facilities for Product-specific manufacturing and testing processes

     o    Test and release working cell banks for Product, and generate a COA

     o    Review and approve equipment validation protocols, cleaning validation protocols, associated reports and other documents, if necessary

     o    Release all raw materials and supplies

     o    Perform Facility, air and water testing and environmental monitoring

     o    Review all BPRs, deviation reports and appropriate analytical data required to produce a COC and a COA for Product before releasing
          Product to BMPI for further processing

     o    Maintain, prior to any batch release, the following documentation:
          BPRs, in-process and final analytical data, Deviation/Out of
          Specification Investigation Records, Chiron release documents and COC

     o    Provide BMPI with Chiron QA release memorandum, COC and COA

     o    Resolve deviations per SOPs

     o    Maintain records necessary to trace specific Product lots

     o    Perform tasks associated with ongoing MPD, BPD and SOP preparation, review and approval

     o    Conduct audits of operations per SOPs and Chiron policies

     o    Assist BMPI with investigations relating to customer complaints, recalls or withdrawals specific to the manufacture of Product (charged at the Additional Services Rate)

C. Validation

     o    Perform Product cleaning validation

     o    Perform ongoing revalidation of equipment and systems used in Product manufacture, per SOPs

     o    Conduct change control for Facilities and equipment, per SOPs and
          Chiron policies Perform validations on any Facility or equipment changes, per SOPs

                                        5

D. Logistics

     o    Schedule production campaigns and Product shipments

     o    Order, obtain and store all raw materials and supplies

     o    Package Product and other materials, according to agreed shipping procedures, and make available to BMPI's designated carrier at the
          Facilities

     o    Arrange for carrier to pick up Product at the Facilities for delivery to BMPI.

     o    Submit invoices and supporting documentation to BMPI

E. Manufacturing

     o    Prepare necessary MPDs, BPDs and SOPs

     o    Conduct operations per MPRs, BPRs, SOPs and cGMPs

     o    Manufacture Product, including fermentation, purification and bulk packaging

F. Regulatory

     o    Assist BMPI in cross-referencing Chiron's BLA for Product and any amendments thereto.

     o    Assist BMPI with international registration documents (charged at the
          Additional Services Rate)

     o    Notify BMPI of any modifications to the Establishment Description or other regulatory filing that directly and materially affect the
          Product manufacture or Product

     o    Coordinate and assist with US, European and Canadian Pre-approval
          Inspections (charged at the Additional Services Rate)

     o    Coordinate any routine inspections of the Facilities by regulatory authorities.

2.4 JOINT RESPONSIBILITIES

     Participate in record audits requested by BMPI, as provided in Section 6.1 of the agreement.

                                        6

                        3. DOCUMENTATION AND PROCEDURES

3.1 SUMMARY

If necessary, Chiron will generate and revise its controlled documents such as
BPDs, MPDs and SOPs used to manufacture the Product, in accordance with Chiron's approved change control procedures. Chiron will generate and maintain a master document list to manufacture the Product. Chiron may redact any non-Product-specific information prior to providing documentation to BMPI.

The procedures listed on Table 3.2 are for illustrative purposes only. Table 3.2 is not a comprehensive list of procedures used to make or release the Product.

3.2 DOCUMENT CHANGE PROCEDURE

Chiron, in its sole discretion, will determine whether or not to modify BPDs,
MPDs and/or SOPs to incorporate changes to specifications and procedures requested by BMPI. Any such modifications will be charged at the Additional
Services Rate. Chiron will notify BMPI prior to implementing any change that reasonably would be expected to have an impact on the process, procedures, facilities, equipment, systems, starting materials, ingredients, packaging or testing materials involved in the production or testing of Product.

                                        7

TABLE 3.2: PROCEDURES

ILLUSTRATIVE ONLY

CHIRON:
--------------------------------------------------------------------------------
PROCEDURE #      TYPE   PROCEDURE TITLE
--------------------------------------------------------------------------------
ANALYTICAL
--------------------------------------------------------------------------------
**
--------------------------------------------------------------------------------
MANUFACTURING
--------------------------------------------------------------------------------
**
--------------------------------------------------------------------------------
GENERAL
--------------------------------------------------------------------------------
**
--------------------------------------------------------------------------------

                                        8

**   REPRESENTS MATERIAL WHICH HAS BEEN REDACTED AND SEPARATELY FILED WITH THE
     SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL
     TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS
     AMENDED.

                                  4. REGULATORY

4.1 FACILITIES, SYSTEM, VALIDATION AND CLEANING

A.   In accordance with SOPs, Chiron shall be responsible for ongoing re-validations of (i) critical Facility systems, **

B.   As a commercially licensed pharmaceutical manufacturer, Chiron is in compliance with 21 CFR Section 210 and 211 and operates its Facilities, utility systems and process equipment in a fully validated and
     cGMP-compliant manner. Chiron will make any changes to the foregoing that are necessary for it to remain in compliance with cGMPs. Chiron shall notify BMPI, within ** of receipt, of any notice from a regulatory authority, mandating changes(s) that reasonably would be expected to directly affect Product.

C.   Equipment in the Facilities, **

4.2 REGULATORY INSPECTIONS

     If a regulatory authority performs an inspection directly related to the
     Product (whether or not directly related to other products or services):

     A.   Chiron shall notify BMPI promptly thereof. Chiron shall be solely responsible for coordinating and conducting such inspection, and its time spent thereon shall be charged at the Additional Services Rate.
          If the inspection directly relates to the manufacture of multiple products, BMPI shall be charged only for that portion of Chiron's assistance specific to the Product.

     B.   Chiron will provide BMPI with a copy of any inspectional observations received from the regulatory authority (e.g., those contained in a FDA
          Form 483) that are specific to the production or testing of Product, within ** of Chiron's receipt thereof, with any proprietary information not specific to the production or testing of the Product redacted.

     C.   Chiron will be solely responsible for communicating any responses to questions or issues raised by the regulatory authority that are specific to Chiron's facilities, processes or products (including
          Product). Chiron will notify and consult with BMPI prior to submitting any responses to regulatory authorities that are directly related to the production or testing of Product.

                                        9

**   REPRESENTS MATERIAL WHICH HAS BEEN REDACTED AND SEPARATELY FILED WITH THE
     SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL
     TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS
     AMENDED.

4.3 CROSS-REFERENCE RIGHTS

     A.   Each party shall authorize the other to cross-reference its manufacturing-related regulatory submissions specific to Product (in the case of Chiron) or to products incorporating Product (in the case of BMPI), as needed, as well as any other documents necessary to comply with regulatory requirements for cross-referencing
          manufacturing processes. (Such authorization shall not include filings made by third parties, such as Chiron's marketing partners.) Chiron may redact confidential information from these documents that is not relevant to Product manufacture.

     B.   BMPI shall have the right to cross-reference, but not to review,
          Chiron's BLA for Product and any amendments thereto, **

          BMPI shall not be entitled to receive copies of any of the foregoing documents or portions thereof without the prior written consent of an authorized Chiron representative, or to receive toxicology or technical reports regarding Product chemistry, manufacturing or controls.

     C.   Labelling of products incorporating Product shall not indicate that either has been manufactured by Chiron, unless required by regulatory authorities.

4.4 ASSISTANCE WITH PRODUCT MARKETING APPROVALS. Upon request by BMPI, Chiron will assist it with pre-approval inspections and/or new product approvals in the
United States, Canada and the European Union, provided that (a) BMPI shall pay
Chiron for such assistance, at the Additional Services Rate**

                                       10

**   REPRESENTS MATERIAL WHICH HAS BEEN REDACTED AND SEPARATELY FILED WITH THE
     SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL
     TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS
     AMENDED.

4.5 ENVIRONMENTAL, HEALTH AND SAFETY. Chiron will be responsible for developing, implementing and following safety procedures for the handling and manufacture of
Product and waste handling procedures for the generation, treatment, storage and treatment, or disposal of wastes relating thereto. Such procedures will materially comply with all applicable federal, state and local environmental and occupational safety and health requirements. Appropriately trained Chiron
Environmental Health and Safety staff will provide sufficient support to Chiron operations for production of Product. (Chiron may be required to provide
Product-specific information to governmental agencies for the purpose of obtaining air and water permits. If it is Confidential Information, Chiron shall comply with Article 7 of the Agreement.)

                                       11

                          5. DELIVERABLES AND SHIPMENT

5.1 DELIVERABLES. Deliveries are described in Table 5.1. During Product production and storage. Chiron shall operate the Facilities in accordance with
cGMPs. SOPs Product-specific BPDs. Deviations will be resolved in accordance with applicable SOPs.

TABLE 5.1: CHIRON DELIVERABLES

--------------------------------------------------------------------------------
          CHIRON DELIVERABLE                            COMMENTS
--------------------------------------------------------------------------------
QA Release Memorandum, COC and COA      Within ** business days of receipt of
indicating that the bulk lot has        BMPI's Purchase Order
been reviewed and internally released
to make the Product available for       **
shipping
--------------------------------------------------------------------------------
Product                                 As provided in Section 6.1D(ii), below

                                        **
--------------------------------------------------------------------------------
Shipping Records                        Includes Product name, lot number,
                                        quantity made available for shipment,
                                        carrier tracking number and name, and
                                        date of acceptance by the carrier
--------------------------------------------------------------------------------
Invoice for completed work              Invoice will be sent **
--------------------------------------------------------------------------------

5.2 SHIPMENT: Deliverables will be shipped EXW (Incoterms 2000), Chiron's
Emeryville V-warehouse, at BMPI's risk and cost. Product will be shipped pursuant to Chiron's currently-approved and validated shipping procedures. If
BMPI desires that Product be shipped pursuant to other procedures, development and validation of such procedures shall be charged to BMPI at Additional
Services Rate. If BMPI desires to ship the Product outside of the United States for further processing, BMPI shall be responsible for obtaining and paying for any necessary permits and tariffs. BMPI shall identify its carrier and account number sufficiently in advance of the relevant delivery date so that freight charges may be billed directly to BMPI at the time of delivery of Product to the carrier.

                                       12

**   REPRESENTS MATERIAL WHICH HAS BEEN REDACTED AND SEPARATELY FILED WITH THE
     SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL
     TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS
     AMENDED.

                   6. FORECASTS, PURCHASE ORDERS AND SHIPMENT

6.1 FORECASTS

A.   Upon execution of the Agreement, BMPI shall provide Chiron with a non-binding, long-term, written forecast of the quantities of Product that
     BMPI will require during each of the following five (5) calendar years.
     BMPI shall update this forecast on or before July 1 of each year thereafter, stating its requirements for the shorter of (i) the (5)
     following calendar years or (ii) the remainder of the term of the
     Agreement.

B.   Upon execution of the Agreement, BMPI shall provide Chiron with a rolling,
     15-month, monthly forecast (the "FORECAST") of the number of grams of
     Product that BMPI will require in each month of the 15-month period (the
     "FORECASTED REQUIREMENTS"), and the requested delivery date(s). **

C.   The first six months of the Forecast shall be binding upon BMPI (the
     "BINDING REQUIREMENTS") and may not be changed without Chiron's prior written consent. The seventh through ninth months of the Forecast shall be binding on BMPI to the extent that BMPI may not increase or decrease the monthly requirements for Product by more than **), without Chiron's prior written consent.

D.   (i) At least ** days prior to the date on which BMPI would like Product delivered, BMPI shall submit to Chiron a binding purchase order covering the Binding Requirements and, if desired, any, additional Product ** that
     BMPI would like to receive at that time (each, a "PURCHASE ORDER"). The
     Purchase Order shall specify the requested dates of and locations of delivery of the ordered Product. ** Chiron will acknowledge receipt of all
     Purchase Orders received hereunder within ** days.

     (ii) Chiron will fill each properly-submitted Purchase Order, to the extent of the Binding Requirement, by the delivery date requested therein or another date mutually agreed upon by the parties, in writing. Chiron will use commercially reasonable efforts to supply any additional Product ordered but does not guarantee that such Product will be supplied. All additional Product so supplied will be charged at the price provided in
     Section 7.1, below, plus **.

6.2 MAXIMUM SUPPLY OBLIGATION

Chiron shall be under no obligation to supply BMPI more than ** grams of
Product per year.

6.3 MINIMUM SHELF LIFE

At the time of delivery to BMPI's designated carrier, Product shall have a remaining shelf life of not less than ** months.

                                       13

**   REPRESENTS MATERIAL WHICH HAS BEEN REDACTED AND SEPARATELY FILED WITH THE
     SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL
     TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS
     AMENDED.

                                 7. COMPENSATION

7.1  PRODUCT PRICES

A.   2004 Prices. Annual Product Prices will vary depending on the quantity ordered during the relavant year, as shown below. Prices for 2004 shall be as follows:

Quantity Ordered in 2004   Price
------------------------   -----
**                         ** / gram
**                         ** / gram
**                         ** / gram

These prices shall be adjusted annually, in accordance with Section 7.10, below.

B.   Adjustment for Dosage Changes. **

C.   Items Included in Product Price. Product Price will include:

     **

**

7.2  THIRD PARTY ROYALTIES

BMPI shall pay Chiron for third-party royalties in accordance with its License
Agreements, as provided in Section 4.3 of the Agreement, including the following:

License                   Royalty
-------                   -------
**                        **
**                        **
**                        **

                                       14

**   REPRESENTS MATERIAL WHICH HAS BEEN REDACTED AND SEPARATELY FILED WITH THE
     SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL
     TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS
     AMENDED.

7.3  MINIMUM PURCHASE REQUIREMENTS

A.   BMPI shall purchase at least the following quantities of Product (the
     "MINIMUM PURCHASE REQUIREMENTS") during the time periods indicated.

Time Period           Minimum Purchase Requirement
-----------           ----------------------------
2004-2005                          **
2006:                           ** grams
2007 and thereafter          ** grams / year

B.   **

7.4  MILESTONE FEES

Subject to Article 5 of the Agreement, within thirty (30) days of the date of issuance by the U.S. Food And Drug Administration of the first approval to market a product containing Product, and each year thereafter for a period of 3 years, BMPI shall pay Chiron a milestone fee of $1,250,000 each, for a total of
$5,000,000.

7.5  TRAVEL

BMPI shall pay Chiron for any travel authorized by BMPI, at **.

7.6  ADDITIONAL SERVICES

Subject to Section 7.10, below, BMPI shall pay Chiron for any additional services approved in writing by BMPI at the rate of **, for service performed by
Chiron, and at **, for services performed by independent contractors (jointly, the "ADDITIONAL SERVICES RATE").

7.7  PAYMENT TERMS

Prior to receipt of marketing approval in both the United States and the
European Union for the first product incorporating Product, BMPI shall pay
Chiron **, at the time of submission of the relevant Purchase Order to Chiron, and the remainder within 30 days of receipt of the applicable invoice. Following receipt of such marketing approval, payments shall be due within 30 days of
BMPI's receipt of the applicable invoice.

                                       15

**   REPRESENTS MATERIAL WHICH HAS BEEN REDACTED AND SEPARATELY FILED WITH THE
     SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL
     TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS
     AMENDED.

7.9  EARLY TERMINATION FEE

If BMPI terminates the Agreement pursuant to Section 10.2.3(a) thereof, BMPI shall pay Chiron a non-refundable, non-creditable termination fee **,

7.10 INFLATION ADJUSTMENT

Beginning January 1, 2005, all fees to be paid pursuant to Sections 6.1D (ii),
7.1 and 7.6 shall be adjusted annually by any amount of increase in the United
States Producer Price Index ** during the preceding year.

                                       16

**   REPRESENTS MATERIAL WHICH HAS BEEN REDACTED AND SEPARATELY FILED WITH THE
     SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL
     TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS
     AMENDED.

                            8. SAMPLE FORMS (DRAFTS)

FORM A) CLIENT-INITIATED CHANGE ORDER REQUEST FORM

Process:

1.   The Change Order Request Form is initiated by the client and sent to Chiron
     Contract Manufacturing Manager to request a change to the scope of the
     Agreement.

2.   Once received, Chiron Business Development analyzes the request and generates a change order (See Form 2). The change order is sent to the client for approval.

3.   The client accepts or rejects the change order. If accepted, the authorized change-order is returned to Chiron Business Development.

Chiron only performs work that is supplied in the Agreement or after a change order has been executed by both parties.

CHIRON CONTRACT MANUFACTURING CHANGE ORDER REQUEST TO THE COMMERCIAL
MANUFACTURING SUPPLY AGREEMENT DATED 7/28/04
CHANGE ORDER REQUEST ##

--------------------------------------------------------------------------------
REQUESTED CHIRON SERVICES:
--------------------------------------------------------------------------------

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
EXPECTED CHIRON DELIVERABLES:
________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

                TO BE SIGNED BY AN AUTHORIZED BMPI REPRESENTATIVE

___________________________________     ____________________
REQUESTED BY                            DATE

___________________________________
NAME

___________________________________
TITLE

                                       17

FORM B) CHANGE ORDER TEMPLATE

A change order is generated to provide authorization for additional Chiron services outside of the scope specified in the Agreement. All change orders are sent to the client for acceptance or rejection. Chiron starts the work detailed on the change order when a signed copy is returned by the client.

   CHANGE ORDER TO THE COMMERCIAL MANUFACTURING SUPPLY AGREEMENT DATED 7/28/04

SCOPE: (High level scope of services to be performed)   CHANGE ORDER ##

--------------------------------------------------------------------------------
SERVICES                                   FEE
--------------------------------------------------------------------------------

DETAILED LIST OF SERVICES AND ACTIVITIES   CALCULATED IN ACCORDANCE
PERFORMED BY CHIRON                        WITH PROVISIONS OF THE AGREEMENT

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
DELIVERABLES
--------------------------------------------------------------------------------

LIST OF DELIVERABLES PROVIDED TO THE CLIENT BY CHIRON

--------------------------------------------------------------------------------

PAYMENT TERMS: Net 30 upon completion of deliverables specified above.

AUTHORIZATION

--------------------------------------------------------------------------------
CHIRON CORPORATION                      BMPI
--------------------------------------------------------------------------------

By:                                     By:
--------------------------------------------------------------------------------

Name:                                   Name:
--------------------------------------------------------------------------------

Title:                                  Title:
--------------------------------------------------------------------------------

                                       18

FORM C) SAMPLE QA LOT DISPOSITION MEMORANDUM
ILLUSTRATIVE ONLY

CHIRON CORPORATION                             Document #: xxxxxx
CONFIDENTIAL                                   Revision #: xxxxxx
QA Standard Operating Procedure                Valid Date: xxxxxx
EMERYVILLE                                          Form 1:1 of 1

                        QUALITY ASSURANCE LOT DISPOSITION

QAD#: __________________

________________________________________________________________________________
Disposition date:
________________________________________________________________________________
Disposition:
________________________________________________________________________________
Product name:
________________________________________________________________________________
Lot number:
________________________________________________________________________________
Product part number:
________________________________________________________________________________
NDC/DIN #:
________________________________________________________________________________
Quantity:
________________________________________________________________________________
Intended use:
________________________________________________________________________________
Size, concentration:
________________________________________________________________________________
Protocol/Study #:
________________________________________________________________________________
Date of manufacture:
________________________________________________________________________________
Expiration date:
________________________________________________________________________________

Comments: ______________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

Prepared by: __________________________________   Date: ________________________

Checked by: ___________________________________   Date: ________________________

Approved by: __________________________________   Date: ________________________

                                       19

FORM D) SAMPLE CERTIFICATE OF ANALYSIS
ILLUSTRATIVE ONLY

CHIRON CORPORATION                             Document #: xxxxxx
CONFIDENTIAL                                   Revision #: xxxxxx
QA STANDARD OPERATING PROCEDURE                Valid Date: xxxxxx
EMERYVILLE                                              Page: xxx

                            CERTIFICATE OF ANALYSIS

================================================================================
Product name: rhPDGF-BB Bulk Drug Substance   Part number: ____________________

Lot: ______________________________________   Date of manufacture: ____________

================================================================================

================================================================================
                                    QUALITY
--------------------------------------------------------------------------------
TEST/TEST CODE           SPECIFICATION                    RESULT           P/F
--------------------------------------------------------------------------------
**                       **                          _________________   _______

**                       **                          _________________   _______

================================================================================
                                     SAFETY
--------------------------------------------------------------------------------
TEST/TEST CODE           SPECIFICATION                    RESULT           P/F
--------------------------------------------------------------------------------
**                       **                          _________________   _______
                                                          CFU/ml
================================================================================

================================================================================
                                    STRENGTH
--------------------------------------------------------------------------------
TEST/TEST CODE           SPECIFICATION                    RESULT           P/F
--------------------------------------------------------------------------------
**                       **                          _________________   _______
                                                           mg/ml

**                       **                          _________________   _______
                                                             %

================================================================================

                                      20

**   REPRESENTS MATERIAL WHICH HAS BEEN REDACTED AND SEPARATELY FILED WITH THE
     SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL
     TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS
     AMENDED.

================================================================================
                                     PURITY
--------------------------------------------------------------------------------
TEST/TEST CODE              SPECIFICATION                   RESULT         P/F
--------------------------------------------------------------------------------
**                          **

                            **                          _______________  _______

                            **                          _______________  _______
                                                               %
                            **                          _______________  _______
                                                               %
                            **                          _______________  _______

**                          **                          _______________  _______

**                          **                          _______________  _______
                                                               %

                            **                          _______________  _______
                                                               %

**                          **                          _______________  _______
                                                          % Main Peak

                            **

**                          **                          _______________  _______
                                                                %

                            **                          _______________  _______
                                                                %

                            **                          _______________  _______
                                                                %

                            **                          _______________  _______
                                                                %

================================================================================
                               PURITY (CONTINUED)
--------------------------------------------------------------------------------
TEST/TEST CODE              SPECIFICATION                   RESULT         P/F
--------------------------------------------------------------------------------
**                          **                          _______________  _______
                                                             EU/mg

**                          **                          _______________  _______
                                                             pg/mg

**                          **                          _______________  _______
                                                             ng/mg

**                          **                          _______________  _______
                                                           moles/mole

================================================================================

                                       21

**   REPRESENTS MATERIAL WHICH HAS BEEN REDACTED AND SEPARATELY FILED WITH THE
     SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL
     TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS
     AMENDED.

================================================================================
                                    IDENTITY
--------------------------------------------------------------------------------
TEST/TEST CODE              SPECIFICATION                    RESULT        P/F
--------------------------------------------------------------------------------
**                          **

                            **                           ______________  _______

                            **                           ______________  _______
                                                             minutes

                            **                           ______________  _______

                            **                           ______________  _______

================================================================================

================================================================================
                           EXCIPIENT/CHEMICAL TESTING
--------------------------------------------------------------------------------
TEST/TEST CODE              SPECIFICATION                    RESULT        P/F
--------------------------------------------------------------------------------
**                          **
                                                         ______________  _______

================================================================================

Prepared by:                                             Date:
             ------------------------------------------        -----------------

QC Testing Disposition:
                        -------------------------------

By:                                                      Date:
    ---------------------------------------------------        -----------------

QA Lot Release:
                ---------------------------------------

By:                                                      Date:
    ---------------------------------------------------        -----------------

                                       22

**   REPRESENTS MATERIAL WHICH HAS BEEN REDACTED AND SEPARATELY FILED WITH THE
     SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL
     TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS
     AMENDED.

FORM E) SAMPLE CERTIFICATE OF COMPLIANCE
ILLUSTRATIVE ONLY

                             CHIRON CORPORATION MEMO
                                  CONFIDENTIAL

Date:    xx/xx/xx

To:      BMPI QA

From:    Chiron QA

Subject: CERTIFICATE OF COMPLIANCE FOR THE PRODUCT LOT NUMBER XXXXX

The Product lot XXXXX was manufactured in compliance with FDA cGMP regulations,
Code of Federal Regulations 21 and Chiron's internal specifications and standards.

The batch production records, applicable Quality Control testing data and environmental data have been reviewed and found acceptable for this lot.

All discrepancies have been noted, completed and appropriate documentation filed with Quality Assurance.

The following requested information is also provided for this lot:

Part Number:        XXXX-XXX

Lot Number          XXXXX

Batch Size          XXX

Manufacturing Date: XX/XX/XX

                                       23

Form F) SAMPLE FIFTEEN MONTH ROLLING FORECAST
ILLUSTRATIVE ONLY

**

                                       24

**   REPRESENTS MATERIAL WHICH HAS BEEN REDACTED AND SEPARATELY FILED WITH THE
     SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL
     TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS
     AMENDED.

FORM G) SAMPLE BMPI PURCHASE ORDER
ILLUSTRATIVE ONLY

PURCHASE ORDER #1                               DATE 8/15/05

VENDOR:                                         SEND INVOICE TO:

Chiron Corporation                              BioMimetic Pharmaceuticals, Inc.
Wire Transfer Only                              330 Mallory Station. Suite A-l

Attention: Manufacturing Business Development   Franklin, TN 37067
4560 Horton Street                              Phone: (615) 844-1280
Emeryville, CA 94608                            Fax:   (615) 844-1281

                                                SHIP TO:
                                                Same as Address above

DESCRIPTION     QTY   UNIT   DOCK DATE   UNIT PRICE   EXT. AMOUNT
-----------     ---   ----   ---------   ----------   -----------
**              **    **     **          **           **

PAYMENT TERMS:

**

NOTES:

Delivery in accordance with the terms specified in the Commercial Manufacturing
Supply Agreement dated 7/28/04.

AUTHORIZED BMPI SIGNATURE

-------------------------

                                       25

**   REPRESENTS MATERIAL WHICH HAS BEEN REDACTED AND SEPARATELY FILED WITH THE
     SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL
     TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS
     AMENDED.

FORM H) SAMPLE CHIRON INVOICE
ILLUSTRATIVE ONLY

**

                                      26

**   REPRESENTS MATERIAL WHICH HAS BEEN REDACTED AND SEPARATELY FILED WITH THE
     SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL
     TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS
     AMENDED.

                                    EXHIBIT B

                       LOAN OPTION AND CONVERSION RIGHTS

1.1  CERTAIN DEFINITIONS. For purposes of this Exhibit B, the additional definitions shall apply. (References herein following "Section" shall be to sections of this Exhibit B.

     1.1.1 "Accrual Date" has the meaning given in Section 1.2.1, below.

     1.1.2 "Board" means BMPI's board of Directors.

     1.1.3 "Change in Control" means a change in the beneficial ownership of
          BMPI's voting stock or a change in the composition of the Board that occurs when:

               (a) any "person" (as such term is used in Sections 13(d) and
               14(d)(2) of the Securities Exchange Act of 1934) is or becomes a beneficial owner, directly or indirectly, of stock of the BMPI representing fifty-one percent (51%) or more of the total voting power of BMPI's then-outstanding stock (other than any
               shareholder as of the date hereof);

               (b) BMPI's shareholders approve a plan of merger, or liquidation of BMPI or an agreement for the sale, lease or other transfer by
               BMPI of all or substantially all of BMPI's assets (or any
               transaction having similar effect); or

               (c) individuals who were the Board's nominees for election as
               Board members immediately prior to a meeting of the shareholders of BMPI involving a contest for the election of Board members, do not constitute a majority of the Board following the election.

          Notwithstanding the foregoing, a "Change of Control" shall not occur as a result of any public or private offering or series of public or private offerings of the capital stock of BMPI, in connection with a financing transaction, or any distribution, spin-off or other transfer to BMPI's shareholders of the capital stock of BMPI.

     1.1.4 "Fair Market Value" means (a) the average of the closing bid and asked prices of BMPI Registered Shares, as quoted in the
          over-the-counter market summary or the last reported sale price of the stock, or (b) the closing sale price quoted on the public securities exchange on which the stock is listed, whichever is applicable.

     1.1.5 "IPO" has the meaning given in Section 1.2.2.

     1.1.6 "Maturity Date" has the meaning given in Section 1.2.2.

     1.1.7 "Milestone Equivalent" has the meaning given in Section 1.2.1.

     1.1.8 "Note" has the meaning given in Section 1.2.

                                        1

     1.1.9 "Registered Shares" means shares of common stock that have been registered under the Securities Act of 1933, as amended, and that are freely tradable.

1.2  LOAN OPTION. Within fifteen (15) days following the Approval Date, BMPI may irrevocably elect to receive credit against the first three milestone payments referred to in Section 4.4 of the Agreement (but not the 4th payment, which shall remain due and payable in accordance therewith), in exchange for the issuance of a secured promissory note to Chiron in the sum of ** (the "NOTE"). The Note shall be issued on the following terms and conditions, in addition to those customarily contained in promissory notes of a similar nature.

     1.2.1 Security for the Note shall be a lien on all assets of BMPI, with priority over all other obligations of BMPI. Annual interest at the lesser of Twelve Percent (12%) or the maximum rate allowed by law, compounded semi-annually, shall accrue on each of the three principal amounts shown below (each, a "MILESTONE EQUIVALENT"), beginning on the date described in the left column (each an "ACCRUAL DATE") and continuing until such principal amount has been paid in full.

Accrual Date                          Principal Accruing Interest
------------                          ---------------------------
Date of the Note                      ** ("1ST MILESTONE EQUIVALENT")
1st Anniversary of Date of the Note   ** ("2ND MILESTONE EQUIVALENT")
2nd Anniversary of Date of the Note   ** ("3RD MILESTONE EQUIVALENT")

     1.2.2 Payment of all principal and accrued interest owing on the Note shall be due upon the earlier of (a) thirty-seven (37) months following the Approval Date (the "MATURITY DATE"), (b) an initial public offering of shares of BMPI common stock (an "IPO"), (c) a
          Change in Control or (d) a material breach of this Agreement by BMPI.
          (In the event of a Change in Control, BMPI's successor shall pay to
          Chiron, in addition to the foregoing, a supplement of 20% of any and all principal then owing on the Note.)

     1.2.3 BMPI may make payment(s) on the Note prior to the Maturity Date, in which case, each payment shall be credited first to accrued interest, second to the 1st Milestone Equivalent, third to the 2nd Milestone
          Equivalent and last to the 3rd Milestone Equivalent.

     1.2.4 Not later than two (2) weeks following BMPI's election to receive credit pursuant to Section 1.2, BMPI shall amend its May 19, 2003
          Amended And Restated Information And Registration Rights Agreement
          with Burrill BioTechnology Capital Fund, L.P., et al., to be effective no later than the date of such election, to include Chiron as a party thereto and to define Chiron as an "Investor" and the Note as
          "Convertible Securities," as those terms are defined therein.

                                        2

**   REPRESENTS MATERIAL WHICH HAS BEEN REDACTED AND SEPARATELY FILED WITH THE
     SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL
     TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS
     AMENDED.

1.3  CONVERSION RIGHTS.

     1.3.1 Either party may elect at any time, by written notice to the other party, to have all or part of the sum of those unpaid Milestone
          Equivalents on which interest has begun to accrue, convert to
          Registered Shares of BMPI, effective on the later of (a) the date of the IPO or (b) the date of the notice of election to convert. The number of Registered Shares received pursuant to such conversion shall be equal to (A + B)/P, where:

               A = the sum of all Milestone Equivalents to be converted, plus
               20%,

               B = the sum of all unpaid interest accrued on the Note, as of conversion date, and

               P = (i) the opening price of one such share on the date of the
               IPO, if the conversion is effective on the IPO date, or (ii) the
               Fair Market Value of one such share on the date of the notice of election to convert, if the conversion is effective following the
               IPO date.

     1.3.2 BMPI shall notify Chiron, in writing, at least forty-five (45) but not more than ninety (90) days prior to the anticipated date of the filing with the relevant securities regulatory authority of a registration statement associated with an IPO.

                                        3